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                                                                Exhibit 5

                       [LETTERHEAD OF AMEREN CORPORATION]





                                    December 3, 1998

Central Illinois Public Service Company
607 Adams Street
Springfield, IL 62739

Ladies and Gentlemen:

        I am Vice President, General Counsel and Secretary of Amaren Corporation, the parent of Central Illinois Public Service Company, an Illinois corporation (the "Company"), and have acted as counsel for the Company in connection with the filing by the Company with the Securities and Exchange Commission of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-18473) (the "Registration Statement") with respect to $75,000,000 aggregate principal amount of the Company's Senior Notes (the "Securities") for issuance from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Securities will be issued pursuant to an indenture to be entered into between the Company and The Bank of New York, as trustee (the "Indenture").

        In so acting, I have examined originals (or copies certified or otherwise identified to my satisfaction) of the Registration Statement, the form of Securities certificates, the form of Indenture, the Restated Articles of Incorporation and Bylaws of the Company as in effect on the date hereof, corporate and other documents, records and papers, certificates of public officials and certificates of officers of the Company.

        On the basis of such examination, it is my opinion, assuming (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of various states shall have been complied with, (ii) the Indenture shall have been duly authorized, executed and delivered, and (iii) the Securities shall have been duly authorized, executed, authenticated and delivered against the consideration therefor to be set forth in the supplement or supplements to the prospectus constituting a part of the Registration Statement, that the Securities will be legally issued and will constitute the valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.


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Central Illinois Public Service Company
December 3, 1998
Page 2



        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in the related prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Steven R. Sullivan